As filed with the Securities and Exchange Commission on April 25, 2016

Registration No. 333-210735

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Ontario, Canada	240 Matheson Blvd. East	98-1220792
(State or other jurisdiction of	Mississauga, Ontario L4Z 1X1	(I.R.S. Employer
Incorporation or Organization)	(858) 571-5555	Identification No.)

(Address and telephone number of
Registrant’s principal executive offices)

Eric L. Kelly
Chief Executive Officer
9112 Spectrum Center Boulevard
San Diego, California 92123
(858) 571-5555
(Name, address, and telephone number of agent for service)

Copy to:
Warren T. Lazarow, Esq.
Paul L. Sieben, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
(650) 473-2600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 13, 2016, the Registrant filed a registration statement with the Securities and Exchange Commission (the “Commission”) on Form F-3 (Registration No. 333-210735) (the “Form F-3”), to register securities on a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended.

This Pre-Effective Amendment No. 1 to Form F-3 is being filed by the Registrant to attach a revised Exhibit 5.1 legality opinion of counsel and Exhibit 23.1 consent of counsel. This Pre-Effective Amendment No. 1 to Form F-3 does not modify or update the Form F-3 in any other way.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 9. Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 25th day of April, 2016.

SPHERE 3D CORP.

By:	/s/ ERIC L. KELLY
Eric L. Kelly
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 has been signed by the following persons in their capacities and on the date indicated.

Signature	Title	Date

/s/ ERIC L. KELLY	Chairman of the Board and Chief	April 25, 2016
Executive Officer
Eric L. Kelly	(Principal Executive Officer)

*	Chief Financial Officer	April 25, 2016
Kurt L. Kalbfleisch	(Principal Financial and
Accounting Officer)

*	Director	April 25, 2016
Peter Ashkin
*	Director	April 25, 2016
Mario Biasini
*	Director	April 25, 2016
Daniel J. Bordessa
*	Director	April 25, 2016
Glenn M. Bowman
*	Director	April 25, 2016
Vivekanand Mahadevan
*	Director	April 25, 2016
Peter Tassiopoulos
* By /s/ ERIC L. KELLY
Eric L. Kelly, Attorney-in-fact

EXHIBIT INDEX

Number	Description

3.1	Certificate and Articles of Amalgamation (incorporated by reference to our Form 6-K filed with the SEC on March 25, 2015).

3.2	By-laws (incorporated by reference to our Form 6-K filed with the SEC on March 25, 2015).

4.1	Form of common share certificate.*

4.2	Exchange Agreement (incorporated by reference to our Form 40-F filed with the SEC on March 30, 2016).

4.3	Warrant issued pursuant to Exchange Agreement (incorporated by reference to our Form 40-F filed with the SEC on March 30, 2016).

4.4	Registration Rights Agreement (incorporated by reference to our Form 40-F filed with the SEC on March 30, 2016).

4.5	Warrant issued to Ladenburg Thalmann & Co. Inc. (incorporated by reference to our Form 40-F filed with the SEC on March 30, 2016).

5.1	Opinion of Stikeman Elliot LLP.

23.1	Consent of Collins Barrow (consent of independent registered public accounting firm).*

23.2	Consents of Moss Adams LLP (consent of independent registered public accounting firm).*

23.3	Consent of RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft (consent of independent registered public accounting firm).*

23.4	Consent of Stikeman Elliot LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the Registration Statement hereto).*

*  Previously filed.